Exhibit 23.4


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


To the Board of Directors
VoIP, Inc.

We consent to the inclusion in the Registration Statement on Amendment No. 1 to Form SB-2 of VoIP, Inc. (filed on October 14, 2005) of our report dated July 25, 2005 on our audit of the consolidated financial statements of Caerus, Inc. as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and for the period May 15, 2002 (date of inception) through December 31, 2003.


/s/ Moore Stephens Lovelace, P.A.
---------------------------------
Orlando, Florida
October 14, 2005